Exhibit 5.1

April 25, 2022

Tidewater Inc.
842 West Sam Houston Parkway North, Suite 400
Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel for Tidewater Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling securityholder named in the Registration Statement of up to 8,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which are issuable upon the exercise of certain outstanding warrants (the “Warrants”) issued by the Company pursuant to that certain Warrant Agreement, dated as of April 22, 2022, by and between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agreement”). We have also participated in the preparation of a Prospectus relating to the Common Stock (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus, (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, (v) the Warrant Agreement and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments) will be effective and comply with all applicable laws; and (v) the Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner set forth in the Registration Statement and the Prospectus. We have also assumed that at the time of issuance of the Common Stock, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Company will have the necessary organizational power and authority to issue the Common Stock and (c) the Company will have made available for issuance such shares of Common Stock.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Tidewater Inc. April 25, 2022 Page 2

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that once issued upon exercise of the Warrants against payment therefor or pursuant to its option to exercise on a cashless basis, as elected by the selling securityholder, and delivered in accordance with the terms of the Warrant Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Vinson & Elkins L.L.P.